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                                                                    Exhibit 10.7

                          MANAGEMENT SERVICES AGREEMENT

         THIS AGREEMENT ("Agreement") is made effective and entered into as of this 3rd day of September, 1999 by and between I-TRAX.COM, INC., a Delaware Corporation with its principal place of business at _______________ (hereinafter referred to as "I-TRAX") and MEMBER-LINK SYSTEMS, INC., a New York corporation having its principal place of business at 11 Dupont Circle NW, Suite 325, Washington DC, 20036 (hereinafter referred to as "Licensor").

         WHEREAS, I-TRAX and Licensor have entered into a Software and Proprietary Corporate Licensing Agreement ("Licensing Agreement") dated the 3rd day of September, 1999; and

         WHEREAS, said Licensing Agreement sets forth the terms and conditions upon which I-TRAX may use the product; and

         WHEREAS, the parties hereto recognize that the I-TRAX software will require technical support by the Licensor in management of the asset.

         NOW, THEREFORE, for and as consideration for the parties entering into the Licensing Agreement, it is hereby agreed that the Licensor shall manage and service the software referred to as "I-TRAX Immunization" as follows:

BUSINESS MANAGEMENT:

         1. Term. The term of the Management Agreement shall be for two (2) years unless sooner terminated by mutual consent. Thereafter, the Agreement may be terminated by either party upon sixty (60) days written notice to the other party.

         2. Payment. Payments for the Management of the Technical aspects of the system and software under this Agreement shall be tendered by I-TRAX during the term hereof at the rate of Ten Thousand Dollars ($10,000.00) per month.

         3. Duties. The duties of the Licensor include but are not limited to the following:

            a. Technical sales support.

            b. Sponsorship Development - Licensor shall coordinate with I-TRAX personnel to develop Web-site sponsors and to manage the business relationship with existing sponsors.

            c. Coordinate and develop a public relations program designed to promote the business purpose of I-TRAX.


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            d. Pricing Support. Licensor will provide limited support to I-TRAX concerning the pricing of services provided by I-TRAX. Pricing decisions will ultimately be determined by I-TRAX.

            e. Assistance in interviewing and hiring a management team for
               I-TRAX.

                            MISCELLANEOUS PROVISIONS

         1. TAXES. I-TRAX agrees either to pay directly all property taxes, licenses, charges and assessments properly levied by any properly constituted governmental authority upon SOFTWARE or to reimburse Licensor therefor if paid by Licensor at I-TRAX's written direction. Licensor assumes full responsibility for the payment of all taxes applicable to Licensor's actions, employees, facilities and materials for performing services hereunder or applicable to Licensor's income or gross receipts hereunder, or franchise taxes.

         2. ENHANCEMENTS. In the event that I-TRAX has received source code, I-TRAX may modify, correct or enhance the software in any manner, and any such modifications, enhancements, or corrections and any related materials and documentation (and all proprietary rights therein, including copyrights) shall be mutually cross-licensed on equal terms between I-TRAX and Licensor.

         3. COMPLIANCE WITH LAWS. Each party will comply with all United States and foreign laws, ordinances and regulations properly applicable to this Agreement.

         4. AUTHORITY. The parties hereby represent that they have full power and authority to enter into and perform this Agreement and the parties do not know of any contract, agreements, promises or undertakings which should prevent the full execution and performance of this Agreement.

         5. SEVERABILITY. In the event that any provisions of this Agreement shall be found to be void or unenforceable, such findings shall not be construed to render any other provision of this Agreement either void or unenforceable, and all other provisions shall remain in full force and effect unless the provisions which are invalid or unenforceable shall substantially affect the rights or obligations granted to or undertaken by a party.

         6. NOTICES. Notices provided for under this Agreement shall be sent in writing and shall be addressed to the addresses first above written and may be served in person or sent overnight/express mail or by Certified Mail, return receipt requested. A party may change the address for notification by thirty
(30) days prior written notice thereof to the other party.

         7. INDEPENDENT CONTRACTOR. As between Licensor and I-TRAX, the employees, methods and equipment, and facilities used by Licensor shall at all times be under its exclusive direction and control. Licensor's relationship to I-TRAX under this Agreement shall be that of an independent contractor, and nothing in this Agreement shall be construed to




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constitute Licensor, or any of its employees or officers, as an agent, employee, associate, joint venturer, or partner of I-TRAX.

         8. RESERVATION OF RIGHTS. A party's waiver of any of its remedies afforded hereunder or by law is without prejudice and shall not operate to waive any other remedies which such party shall have available to it.

         9. HEADINGS. The headings of the provisions of this Agreement are inserted for convenience only and shall not constitute a part hereof.

         10. APPLICABLE LAW. This Agreement will be governed by and construed in accordance with the laws of the State of Delaware without giving affect to principles of conflict of law.

         11. ENTIRETY. This Agreement together with the attachments, Exhibits, and Schedules specifically referenced and attached hereto embodies the entire understanding between I-TRAX and Licensor and there are no contracts, understanding, conditions, or representations, oral or written, with reference to the subject matter hereof which are not merged herein. Except as otherwise specifically stated, no modification hereto, shall be of any force or effect unless (1) reduced to writing and signed by both parties hereto, and (2) expressly referred to as being a modification of this Agreement. This Agreement shall be binding upon and inure to the benefit of the successors and permitted assigns of the parties hereto.


Attest:                                                I-TRAX.COM, INC.

______________________________                     By: /s/ Frank A. Martin
                                                       -------------------------



Attest:                                                MEMBER-LINK SYSTEMS, INC.

______________________________                     By  /s/ Hans Kastensmith
                                                       -------------------------





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